UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 8, 2014

MainStreet BankShares, Inc.

(Exact name of registrant as specified in its charter)

Virginia	333-86993	54-1956616
(State or other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1075 Spruce Street, Martinsville, Virginia		24112
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(276) 632-8054

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4c)

Item 8.01	Other Events

MainStreet BankShares, Inc., (“MainStreet”) held its 2014 Annual Meeting of Shareholders on May 8, 2014 at Shively Electric, Community Room, 1647 Franklin Street, Rocky Mount, Virginia, 24151. The shareholders elected one Class A director to serve until the 2017 Annual Meeting of Shareholders, or in the case of the director, until his or her successor is duly elected and qualifies. The director elected was Michael A. Turner. Also, C. Laine Dalton and Joel R. Shepherd will continue as Class B directors, whose terms expires in 2015. Continuing Class C directors are J. Mac Deekens and Danny M. Perdue, whose terms expire in 2016.

Total shares represented in person or by proxy at the Annual Shareholders’ Meeting were 1,184,727 out of a total of 1,713,375 outstanding shares or 69.1% excluding broker non-votes.

The director election results, for the one Class A director whose term expires in 2017, were as follows:

	For	Withheld
Michael A. Turner	1,002,323	19,253

The appointment of Yount, Hyde, & Barbour, P.C. as MainStreet’s independent registered public accounting firm for the year ending December 31, 2014 was also ratified at the Annual Shareholders’ Meeting. Shares voted for the ratification were 1,174,574, shares votes against were 1,510, and shares abstained were 8,643.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2014	/s/ Brenda H. Smith
Brenda H. Smith President and CEO

Date: May 9, 2014	/s/ Lisa J. Correll
Lisa J. Correll Senior Vice President/CFO